UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

REPUBLIC PROPERTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification
of Incorporation)

13861 Sunrise Valley Drive
Suite 410	20171
Herndon, VA	(Zip Code)
(Address of Principal
Executive Offices)

(703) 880-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 28, 2007, the Compensation Committee of the Board of Directors of Republic Property Trust, or Trust, approved the following:

•	Annual cash incentive awards with respect to the fiscal year ended December 31, 2006 payable to the Trust’s executive officers;

•	Amending Mark R. Keller’s employment agreement to adjust the severance payment provision;

•	Perquisites for Mr. Keller and Gary R. Siegel;

•	Financial and performance objectives under the Trust’s Annual Incentive Plan with respect to the fiscal year ending December 31, 2007; and

•	Financial and performance objectives under the Trust’s Long Term Incentive Plan with respect to the fiscal year ending December 31, 2007.

     Annual Cash Incentive Awards for 2006. The Compensation Committee approved annual cash incentive awards with respect to the fiscal year ended December 31, 2006, as follows:

Name	Annual Cash Incentive Award
Mark R. Keller	$200,000
Gary R. Siegel	$120,000
Michael J. Green	$100,000
Vice Presidents up to and	Pool of funds equal to $420,000.
including Senior Vice Presidents	Messrs. Keller, Siegel and Green were
(consists of 9 persons)	granted the authority to designate the
individual bonus awards to the eligible
persons.

     In addition to the three named executive officers listed in the table above, Frank M. Pieruccini was a named executive officer disclosed in the Trust’s 2006 Proxy Statement. Messrs. Keller, Siegel and Green designated $20,000 to be awarded to Mr. Pieruccini.

     The Compensation Committee, with the assistance of its compensation consultant, FPL Associates Compensation, determined the awards based on an evaluation of the performance of the Company and each executive officer. The cash awards for Messrs. Keller, Siegel and Green are equal to two-thirds of the threshold amount of bonus provided for in each of their respective employment agreements, which employment agreements have been previously filed with the Securities and Exchange Commission. The Trust did not have any annual incentive plan in place for the fiscal year ended December 31, 2006.

     Amendment to Mark R. Keller’s Employment Agreement. The Compensation Committee agreed to amend Mr. Keller’s employment to align his agreement with the other executive officers. Pursuant to the amendment, if Mr. Keller’s employment terminates due to (i) his death or disability, (ii) constructive termination, (iii) termination by the Trust for reasons other than for Cause, death or Disability (as those terms are defined in his employment agreement, (iv) due to non-renewal of the Agreement Term (as that term is defined in his employment agreement) by the Trust prior to Mr. Keller attaining age 62, or (v) due to a Change in Control (as that term is defined in his employment agreement), then Mr. Keller shall receive a lump sum cash payment equal to two and one-half times the sum of: (a) Mr. Keller’s Annual Salary in effect on the day of termination and (ii) Mr. Keller’s Average Annual Bonus, where “Average Annual Bonus” means the average bonus actually paid to the Executive with respect to the prior three (3) calendar years, or if greater, 100% of his Annual Salary.

     Perquisites for Messrs. Keller and Siegel. The Compensation Committee agreed to (i) pay the premium on a $1,000,000 life insurance policy for the benefit of Mr. Keller’s family effective with the premium payment due in June 2007 and (ii) to continue to make available to Mr. Siegel the Trust’s leased car and driver to transport him to and from work on an average of four days per week. The Compensation Committee agreed to provide these perquisites (i) because the executives had bargained for these benefits in connection with the Trust’s initial public offering and (ii) to retain the executives.

     Annual Cash Incentive Awards for 2007. The Compensation Committee established the terms of the Trust’s annual incentive plan for the fiscal year ending December 31, 2007. Incentive opportunities have been established for each executive officer at threshold, target and high levels and are expressed as a percentage of base salary. For the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, these levels are set in each respective employment agreement, which were negotiated in connection with the Trust’s initial public offering. The cash incentive bonus opportunities are as follows:

Title	Threshold	Target	High
Chief Executive Officer	60%	100%	175%
Chief Operating Officer/Chief Financial Officer	50%	80%	100%
Senior Vice President	25%	40%	50%

     The plan is intended to provide incentives to the Trust’s executive officers for achieving certain performance goals based on the following metrics: net operating income growth, funds from operations per share, strategic objectives as recommended by management and approved by the Compensation Committee and individual performance. In 2007, the key performance measurement criteria and corresponding weights utilized will be as follows:

Performance Metric	Weight
Net Operating Income Growth	30%
Funds from Operations per Share	30%
Strategic Objectives	20%
Individual Performance	20%

     Bonuses, if earned, will be paid in cash. Bonus awards will be approved by the Compensation Committee following (i) approval by the Trust’s Audit Committee of the 2007 fiscal year net operating income growth, funds from operations and strategic objectives, and (ii) a report from the Chief Executive Officer on each executive officer’s (other than himself) individual performance.

     Executive officers must be employed by the Trust as of December 31, 2007 and at the time the awards are determined by the Compensation Committee in order to participate in the annual incentive plan. The Compensation Committee may approve or disapprove any award in whole or in part in its sole discretion.

     Long Term Incentive Awards for 2007. The Compensation Committee also established the terms of the Trust’s 2007 Long Term Incentive Plan that is intended to, among other things, link the executive’s compensation to shareholder returns, reward long-term performance and foster retention of the executive officers. Long term incentive opportunities have been established for each executive officer at threshold, target and high levels and are expressed as a percentage of base salary. These levels were established after evaluating the benchmarking study prepared by FPL Associates Compensation. Long term incentive bonus opportunities are as follows:

Title	Threshold	Target	High

Chief Executive Officer	75%	150%	225%
Chief Operating Officer/Chief Financial Officer	40%	80%	120%
Senior Vice President	30%	60%	90%

     The plan focuses on the following three metrics: absolute total shareholder return, relative total shareholder return and strategic objectives as recommended by management and approved by the Compensation Committee. To determine the relative total shareholder return, the Compensation Committee will compare the Trust’s total shareholder return to a size-based office REIT peer group compiled by the Compensation Committee’s compensation consultant. In 2007, the key performance measurement criteria and corresponding weights utilized will be as follows:

Performance Metric	Weight

Absolute Total Shareholder Return	35%
Relative Total Shareholder Return	35%
Strategic Objectives	30%

     Awards, if earned, will be paid in restricted stock and issued under the Trust’s 2005 Omnibus Long Term Incentive Plan, which is registered on a Form S-8 with the Securities and Exchange Commission. One-quarter of the issued shares will vest immediately, and the remaining three-quarters will vest in equal, annual installments, unless accelerated under certain circumstances. During the restricted period, restricted shares will have voting rights and will be paid distributions.

     Executive officers must be employed by the Trust as of December 31, 2007, and at the time the awards are granted by the Compensation Committee in order to participate in the long term incentive plan. The Compensation Committee may approve or disapprove any award in whole or in part in its sole discretion.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On February 28, 2007, the Board of Directors of the Trust modified the Code of Business Conduct and Ethics, or Code, which applies to the Trust’s trustees, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. In response to one of the recommendations made by the Audit Committee’s independent counsel, the Board amended the Code to clarify that the prohibition of giving things of value to government officials included state and local officials under the section entitled “Payments to Government Personnel; Political Activities and Contributions”.

     The Code, as amended, has been posted on the Trust’s website at www.rpbtrust.com. Additionally, the Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to such Exhibit 14.1.

Item 9.01.Financial Statements and Exhibits.

     (d)Exhibits

Exhibit Number	Description
14.1	Code of Business Conduct and Ethics, modified as of February 28, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007	Republic Property Trust By: /s/ Gary R. Siegel

By: Gary R. Siegel Title: Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
14.1	Code of Business Conduct and Ethics, modified as of February 28, 2007